Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Jon Pexton, Chief Financial Officer of UserTesting, Inc. (the “Company”), do hereby certify, to the best of my knowledge and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Annual Report on Form 10-K of the Company for the period ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2022

UserTesting, Inc.

By:	/s/ Jon Pexton
Name:	Jon Pexton
Title:	Chief Financial Officer (Principal Financial Officer)